Exhibit 99.1

Abundia Global Impact Group Secures $10M Credit Facility from Largest Shareholder, Strengthening Capital Structure

Facility simplifies capital structure with repayment of outstanding convertible note and provides capital access for strategic growth and business /corporate investments

HOUSTON, TX – August 17, 2026 – Abundia Global Impact Group, Inc. (NYSE American: AGIG) (“Abundia” or the “Company”), a low-carbon energy solutions company focused on converting biomass and plastics waste into high-value low-carbon fuels, today announces it has secured a new $10 million Credit Facility (the “Facility”) from its, direct and indirect, largest shareholder, Bower Family Holdings, LLC (“BFH”). The Facility provides Abundia with additional balance sheet flexibility to improve its capital structure and provides working capital in support of the Company’s continued execution of its commercialization strategy.

The Company will use a portion of the Facility to repay and eliminate the remaining outstanding balance of the Senior Secured Convertible Promissory Note (the “Convertible Note”), originally due in full to Abundia Financial upon maturity in June 2027. The Company will allocate the remainder of the Facility as needed for working capital and towards an anticipated stock buyback program, pending Board authorization. This proactive step in capital management eliminates the potential for shareholder dilution associated with the Convertible Note, while reshaping Abundia’s capital structure and extending its financial flexibility as the Company continues to advance its waste-to-value commercialization strategy.

“We appreciate the ongoing commitment from the Bower Family to grow and develop Abundia and the continued support of the long-term growth prospects of our commercialization strategy,” said Ed Gillespie, Abundia Chief Executive Officer. “This Facility is a deliberate action that fortifies our balance sheet and protects shareholder value, as we prudently manage our long-term financial approach. By proactively mitigating the dilutive characteristics of convertible debt, we have reshaped and improved our capital structure. In parallel, this new Facility permits capital access in tranches for disciplined management of our cost of capital, while also providing the Company with liquidity that allows us to continue to make steady advancements in our commercialization strategy. Importantly, this additional financial flexibility and continued alignment from our largest shareholder, not only provides value for all shareholders, but underscores their belief in the long-term value of our dual growth strategy.”

The new Facility has a two-year term and an annual interest of 10%. Abundia will make an initial $6,500,000 drawdown and may draw upon the Facility in tranches based on its capital allocation priorities, which also provides the Company with capital management control of interest expense in correlation with its anticipated utilization of capital. The Facility is effective immediately, and upon repayment of the Convertible Note, the Company will have no remaining obligations due under that Convertible Note.

About Abundia Global Impact Group, Inc.

Abundia Global Impact Group, Inc. (NYSE American: AGIG), is a low-carbon energy company focused on converting waste into value. Headquartered in Houston, Texas, Abundia is developing commercial-scale facilities that transform waste plastics and biomass into drop-in fuels and low-carbon chemical feedstocks. The flagship project at Cedar Port positions Abundia at the center of the Gulf Coast’s energy and chemical infrastructure, with access to feedstock supply chains, upgrading partners, and end markets.

For more information, please visit www.abundiaimpact.com.

Forward-Looking Statements

This press release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information generally is accompanied by words such as “believe,” “may,” “will,” “could,” “intend,” “expect,” “plan,” “predict,” “potential” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of a variety of factors, including, but not limited to: (i) the inherent uncertainties associated with the commercialization strategy and ongoing operations, the Company’s ability to repay its outstanding debts, the Company’s current liquidity positions, the Company’s ability to maintain the listing of its common stock on NYSE American, the Company’s ability to predict its rate of growth, and (ii) other risks as set forth from time to time in the Company’s filings with the SEC.

Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are beyond the control of the Company.

With respect to the forward-looking information contained in this news release, the Company has made numerous assumptions. While the Company considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies. Additionally, there are known and unknown risk factors which could cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing the Company’s business is disclosed in our Annual Report on Form 10-K and other filings with the SEC on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and the Company disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

Investors:

CORE IR

IR@abundiaglobalimpactgroup.com